Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 1
                             Payment Date 06/25/2001

Servicing Certificate
Beginning Pool Balance                                                              206,739,465.98
Beginning PFA                                                                                 0.00
Ending Pool Balance                                                                 199,076,239.68
Ending PFA Balance                                                                               -
Principal Collections                                                                10,936,263.52
Principal Draws                                                                       3,283,138.58
Net Principal Collections                                                             7,653,124.94
Active Loan Count                                                                            7,891

Interest Collections                                                                  1,537,011.07

Weighted Average Net Loan Rate                                                            8.25000%
Substitution Adjustment Amount                                                                0.00

Note Rate                                                                                 4.33875%

Term Notes                                                                         Amount              Factor
----------                                                                         ------              ------
Beginning Balance                                                                   202,801,965.98       0.9013421
Ending Balance                                                                      195,138,739.68       0.8672833
Principal                                                                             7,663,226.30      34.0587836
Interest                                                                                757,697.72       3.3675454
Interest Shortfall                                                                            0.00       0.0000000
Security Percentage                                                                        100.00%

Variable Funding Notes                                                             Amount
----------------------                                                             ------
Beginning Balance                                                                             0.00
Ending Balance                                                                                0.00
Principal                                                                                     0.00
Interest                                                                                      0.00
Interest Shortfall                                                                            0.00
Security Percentage                                                                          0.00%


Certificates                                                                            743,861.74



Beginning Overcollateralization Amount                                                3,937,500.00
Overcollateralization Amount Increase (Decrease)                                              0.00
Outstanding Overcollateralization Amount                                              3,937,500.00
Target Overcollateralization Amount                                                   3,937,500.00

Credit Enhancement Draw Amount                                                                0.00
Unreimbursed Prior Draws                                                                      0.00


                                                                                                       Number         Percent
                                                                                           Balance    of Loans      of Balance
Delinquent Loans (30 Days)                                                            2,441,062.29       83            1.23%
Delinquent Loans (60 Days)                                                              459,105.35       17            0.23%
Delinquent Loans (90+ Days) (1)                                                       2,268,580.82       63            1.14%
Foreclosed Loans                                                                        742,687.82       11            0.37%
REO                                                                                           0.00        0            0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                                            Liquidation To-Date
Beginning Loss Amount                                                                   819,095.97
Current Month Loss Amount                                                                10,101.36
Current Month Principal Recovery                                                              0.00
Net Ending Loss Amount                                                                  829,197.33

                                                                               Special Hazard           Fraud       Bankruptcy
Beginning Amount                                                                              0.00            0.00          0.00
Current Month Loss Amount                                                                     0.00            0.00          0.00
Ending Amount                                                                                    -               -             -

Liquidation Loss Distribution Amounts                                                         0.00
Extraordinary Event Losses                                                                    0.00
Excess Loss Amounts                                                                           0.00

Capitalized Interest Account
Beginning Balance                                                                             0.00
Withdraw relating to Collection Period                                                        0.00
Interest Earned (Zero, Paid to Funding Account)                                              0.00
                                                                                             ----
Total Ending Capitalized Interest Account Balance as of Payment Date                          0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Funding Account
Beginning Funding Account Balance                                                                -
Deposit to Funding Account                                                                       -
Payment for Additional Purchases                                                                 -
Ending Funding Account Balance to Notes                                                          -
                                                                                                 -
Ending Funding Account Balance as of Payment Date                                                -
Interest earned for Collection Period                                                            -
Interest withdrawn related to prior Collection Period                                            -

Prefunding Account
Beginning Balance                                                                             0.00
Additional Purchases during Revolving Period                                                  0.00
Excess of Draws over Principal Collections                                                    0.00
                                                                                             ----
Total Ending Balance as of Payment Date                                                       0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Reserve Account
Beginning Balance                                                                             0.00
Deposits to Reserve Account for current Payment Date                                          0.00
Withdrawals from Reserve Account for current Payment Date                                     0.00
                                                                                             ----
Total Ending Reserve Account Balance as of current Payment Date                               0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00
